                                                                   Exhibit 99.2


                                                                    May 11, 1993

                          STOCK OPTION EXERCISE NOTICE
                               (Exhibit A to Plan)

COMPATIBLE SYSTEMS CORPORATION

Attention:  President

Sir or Madam:

The undersigned elects to exercise the option to purchase _____ shares of Common Stock ("Shares") of COMPATIBLE SYSTEMS CORPORATION (the "Corporation") under and pursuant to the incentive stock option _____ or non-qualified stock option _____ (check one) granted to the undersigned by the Corporation on ____________, l9___, pursuant to the Corporation's 1993 Stock Option Plan (the "Plan").

Prior to issuance of said Shares, I will make full payment of the purchase price for the Shares in cash, if permitted by the Corporation by tender of stock of the Corporation having a fair market value not less than the purchase price, or as otherwise approved by the Corporation's Board of Directors.

I represent and agree that I am over twenty-one (21) years of age, that I am acquiring the Shares for investment and that I have no intention to transfer, sell or otherwise dispose of such Shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws.

I understand I may be required or requested, from time to time, to sign additional documents concerning or related to my investment and compliance with other laws, and will do so. I understand I must sign a Stockholders' Agreement if requested to do so by the Corporation, if that agreement is applicable to holders of 67% or more of the outstanding Common Stock.

I further acknowledge and understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. I further acknowledge and understand that the Corporation is under no obligation to register the Shares and that, in the absence of registration, the Shares may not be transferred. I understand that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation. I do not have any contract, agreement or arrangement with any persons to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

THE FOLLOWING PARAGRAPH APPLIES PRIMARILY IF THE CORPORATION IS A PUBLIC
COMPANY:

I am aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act of 1933, which permits limited public resale of securities acquired on a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Corporation, the resale occurring not less than two years after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

I agree further that said Shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of the Plan and the Stock Option Agreement, to all of which I hereby expressly assent. These statements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

My address of record is:


               ------------------------------

               ------------------------------


and my Social Security Number is:
                                  -------------

                                         Very truly yours,


                                         Signature:
                                                   -----------------------------

                                         Name Printed:
                                                      --------------------------

Receipt of the above is hereby acknowledged:

COMPATIBLE SYSTEMS CORPORATION

By:
    --------------------------
Title:
      ------------------------
Dated:
      ------------------------

                                                                    May 11, 1993

                         COMPATIBLE SYSTEMS CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               (EXHIBIT B TO PLAN)

               COMPATIBLE SYSTEMS CORPORATION (the "Corporation"), a Colorado corporation, hereby grants to _____________________ (the "Optionee"), a non-qualified stock option to purchase a total of _______ shares of common stock ("Common Stock") of the Corporation, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of this Agreement and the 1993 Stock Option Plan (the "Plan") adopted by the Corporation, which is incorporated herein by reference.

        1.     Option Price.

               The option price is $_______ for each share.

        2.     Exercise of Option.

               The option shall be exercisable in accordance with provisions of the Plan as follows:

               (i)    Right to Exercise.

                      The Board of Directors has determined that Optionee's options shall be exercisable in accordance with the following formula:

                      (a) 25% of such shares will become exercisable after 12 months from the date of grant;

                      (b) 2.083% of such shares will become exercisable every month thereafter (on the monthly anniversary of the option grant date); and

                      (c) 100% of such shares will be exercisable after 48 months from the date of grant.

               (ii)   Method of Exercise.

                      This option shall be exercisable by written notice in the form attached hereto which shall state the election to exercise the option, the number of shares in respect of which the option is being exercised, and such other representations and agreements as to the holder's investment intent and other matters with respect to such shares as may be required by the Corporation pursuant to the provisions of the Plan including Exhibits thereto. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President of the Corporation prior to the expiration of the term of the option as set forth in Section 4 below, accompanied by full payment of the purchase price in cash, by tender of stock of the Corporation having a fair market value not less than the purchase price, or as otherwise approved by the Corporation's Board of Directors. The certificate or certificates for the shares as to which the option shall be exercised shall be registered in the name of the person or persons exercising the option.

               (iii)  Restrictions on Exercise.

                      This option may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. As a condition to the exercise of this option, the Corporation may require the Optionee to make any representation, warranty or agreement to the Corporation as may be required by any applicable law or regulation or as the Corporation may reasonably require.

        3.     Non-Transferability of Option.

               This option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by Optionee; provided, however, that if Optionee becomes legally disabled, Optionee's legal representative may exercise the option on his or her behalf, and if Optionee dies, the estate or other person who acquired the right to exercise the option by bequest or inheritance may exercise the option. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        4.     Term of Option.

               This option may not be exercised after eight years from the date of grant of this option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this agreement.

        5.     Right of First Refusal.

               Before any shares of Common Stock issued upon the exercise of this Option or securities of the Corporation issued by the Corporation in respect thereof or as a result thereof, may be sold or transferred (including transfer by operation of law) such securities shall first be offered to the Corporation.

               (a) The Optionee shall deliver a notice ("Notice") to the Corporation stating (i) Optionee's bona fide intention to sell or transfer such securities, (ii) the number of such securities to be sold or transferred, (iii) the price for which he or she proposes to sell or transfer such securities, and (iv) the name of the proposed purchaser or transferee.

               (b) Within thirty (30) days after receipt of the Notice, the Corporation or its assignee may elect to purchase any or all securities to which the Notice refers, at the price per security and on the terms specified in the Notice.

               (c) If all the securities to which the Notice refers are not elected to be purchased, as provided in subparagraph 5(b) hereof, the Optionee may sell the remaining securities to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within three (3) months of the date of said Notice to the Corporation, and provided, further, that any such sale is materially in accordance with all the terms and conditions hereof. Any securities not sold or transferred within such three (3) month period will be subject to the provisions of this Section 5 upon any subsequent transfer.

               (d) Optionee's obligations under this paragraph 5 shall terminate upon (i) the merger, reorganization or consolidation of the Corporation in which the holders of the outstanding voting securities of the Corporation immediately prior to such merger, reorganization or consolidation do not hold a majority of the voting securities of the surviving entity outstanding immediately after such merger, reorganization or consolidation, (ii) the sale of all or substantially all of the Corporation's assets, (iii) the initial public offering of the Corporation's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or (iv) January 1, 2012.

               (e) The provisions of subparagraphs 5(a), 5(b) and 5(c) shall not apply to a transfer of any securities by Optionee, either during his lifetime or on death by will or intestacy to his ancestors, descendants or spouse, or any custodian or trustee for the account of Optionee or Optionee's ancestors, descendants or spouse; provided, in each such case the transferee shall receive and hold such securities subject to the provisions of this paragraph 5 and there shall be no further transfer of such securities except in accordance herewith.

               NOTWITHSTANDING THE FOREGOING, Optionee's transfer of securities shall in addition to the foregoing, be subject to the terms of any Stockholders' Agreement applicable to him or her.

        6.     Legends.

               All certificates representing any shares of Common Stock or other securities of the Corporation subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                      (i) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Corporation that such registration is not required."

                      (ii) "The securities represented by this certificate are subject to a right of first refusal obligation in favor of the Corporation or its assignee set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation."

                      (iii) Such other or similar legends as the Corporation may reasonably require.

        7.     Lock-Up Agreement.

               The Optionee hereby agrees that in connection with the first two public offerings of the Corporation's equity securities, if requested by the Corporation or the underwriters managing the offering of the Corporation's securities, Optionee will not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of or transfer any securities of the Corporation, directly or indirectly acquired under the Plan or as a result of holding securities under the Plan, except securities included in the registration, if any, without the prior written consent of the Corporation and such underwriter, for that period of time agreed upon by the Corporation and such underwriter, which shall not exceed the 30-day period ending, and the 90-day period beginning, on the first date of the effectiveness of such registration. Any transferee of Common Stock issued upon exercise of this Option who becomes the holder of such stock, and any security issued in respect or as a result thereof, prior to the effective date of the Corporation's initial public offering shall receive and hold such security subject to the provisions of this
               Section 7.

        8.     Rights of Optionee.

               The Corporation shall not be required (i) to transfer on its books any securities of the Corporation which shall have been sold or transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such securities or to accord the right to vote as such owner or to pay dividends or interest to any transferee to whom such securities have been so transferred.

        9.     Condition to Issuance of Stock.

               No exercise hereunder by Optionee is effective unless Optionee executes and delivers to the Corporation the documents he or she is required to deliver hereunder.

        10. Investment Representation; This Provision as a Restrictive Legend. Prior to signing this Agreement Optionee has obtained such information concerning the Corporation as Optionee has sought. Optionee understands and acknowledges that the Option and the Common Stock receivable on exercise of the Option have not and will not be registered under the Securities Act of 1933 or any state or other securities laws. Optionee understands that Optionee must bear the economic risk of any investment in the securities of the Corporation for an indefinite period of time because the securities have not been so registered and therefore cannot be sold unless they are subsequently registered under applicable law or an exemption from such registration is available. The Corporation may place stop transfer instructions or make notations on its books with respect to the non-transferability of securities acquired by Optionee except upon compliance with applicable securities laws. The foregoing also constitutes a restrictive legend imprinted on this document.

DATE OF GRANT:
               -------------------

                                        COMPATIBLE SYSTEMS CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

               Optionee acknowledges receipt of a copy of the Plan with Exhibits, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

                                        OPTIONEE:
Date:
      --------------------              ----------------------------------------

                          Name printed:
                                        ----------------------------------------

                               Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                    Social Security No.:
                                        ----------------------------------------

                                                                    May 11, 1993


                         COMPATIBLE SYSTEMS CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT
                               (EXHIBIT C TO PLAN)

               COMPATIBLE SYSTEMS CORPORATION, (the "Corporation"), a Colorado corporation, hereby grants to _________________________ (the "Optionee"), an incentive stock option to purchase a total of _______ shares of common stock ("Common Stock") of the Corporation, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of this Agreement and the 1993 Stock option Plan (the "Plan") adopted by the Corporation, which is incorporated herein by reference.

        1.     Option Price.

               The option price is $_______ for each share.

        2.     Exercise of Option.

               The option shall be exercisable in accordance with provisions of the Plan as follows:

               (i)    Right to Exercise.

                      The Board of Directors has determined that optionee's options shall be exercisable in accordance with the following formula:

                      (a) 25% of such shares will become exercisable after 12 months from the date of grant;

                      (b) 2.083% of such shares will become exercisable every month thereafter (on the monthly anniversary of the option grant date); and

                      (c) 100% of such shares will be exercisable after 48 months from the date of grant.

               (ii)   Method of Exercise.

                      This option shall be exercisable by written notice in the form attached hereto which shall state the election to exercise the option, the number of shares in respect of which the option is being exercised, and such other representations and agreements as to the holder's investment intent and other matters with respect to such shares as may be required by the Corporation pursuant to the provisions of the Plan including Exhibits thereto. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the president of the Corporation prior to the expiration of the term of the option as set forth in Section 4 below, accompanied by full payment of the purchase price in cash, by tender of stock of the Corporation having a fair market value not less than the purchase price, or as otherwise approved by the Corporation's Board of Directors. The certificate or certificates for the shares as to which the option shall be exercised shall be registered in the name of the person or persons exercising the option.

               (iii)  Restrictions on Exercise.

                      This option may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of this option, the Corporation may require the Optionee to make any representation, warranty or agreement to the Corporation as may be required by any applicable law or regulation or as the Corporation may reasonable require.

        3.     Non-Transferability of Option.

               This option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by optionee; provided, however, that if Optionee becomes legally disabled, Optionee's legal representative may exercise the option on his or her behalf, and if optionee dies, the estate or other person who acquired the right to exercise the option by bequest or inheritance may exercise the option. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        4.     Term of Option.

               This option may not be exercised after eight years from the date of grant of this option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this agreement.

        5.     Right of First Refusal.

               Before any shares of Common Stock issued upon the exercise of this option, or securities of the Corporation issued by the Corporation in respect thereof or as a result thereof, may be sold or transferred (including transfer by operation of law) such securities shall first be offered to the Corporation.

               (a) The optionee shall deliver a notice ("Notice") to the Corporation stating (i) optionee's bona fide intention to sell or transfer such securities, (ii) the number of such securities to be sold or transferred, (iii) the price for which he or she proposes to sell or transfer such securities, and (iv) the name of the proposed purchaser or transferee.

               (b) Within thirty (30) days after receipt of the Notice, the Corporation or its assignee may elect to purchase any or all shares to which the Notice refers, at the price per share and on the terms specified in the Notice.

               (c) If all the securities to which the Notice refers are not elected to be purchased, as provided in subparagraph 5(b) hereof, the Optionee may sell the remaining securities to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within three (3) months of the date of said Notice to the Corporation, and provided, further, that any such sale is materially in accordance with all the terms and conditions hereof. Any securities not sold or transferred within such three (3) month period will be subject to the provisions of this Section 5 upon any subsequent transfer.

               (d) optionee's obligations under this paragraph 5 shall terminate upon (i) the merger, reorganization or consolidation of the Corporation in which the holders of the outstanding voting securities of the Corporation immediately prior to such merger, reorganization or consolidation do not hold a majority of the voting securities of the surviving entity outstanding immediately after such merger, reorganization or consolidation, (ii) the sale of all or substantially all of the Corporation's assets, (iii) the initial public offering of the Corporation's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or (iv) January 1, 2012.

               (e) The provisions of subparagraphs 5(a), 5(b) and 5(c) shall not apply to a transfer of any securities by Optionee, either during his lifetime or on death by will or intestacy to his ancestors, descendants or spouse, or any custodian or trustee for the account of optionee or Optionee's ancestors, descendants or spouse; provided, in each such case the transferee shall receive and hold such securities subject to the provisions of this paragraph 5 and there shall be no further transfer of such securities except in accordance herewith.

               NOTWITHSTANDING THE FOREGOING, OPTIONEE'S TRANSFER OF SECURITIES SHALL IN ADDITION TO THE FOREGOING, BE SUBJECT TO THE TERMS OF ANY STOCKHOLDERS' AGREEMENT APPLICABLE TO HIM OR HER.

        6.     Legends.

               All certificates representing any shares of Common Stock or other securities of the Corporation subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                      (i) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Corporation that such registration is not required."

                      (ii) "The securities represented by this certificate are subject to a right of first refusal obligation in favor of the Corporation or its assignee set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation.

                      (iii) Such other or similar legends as the Corporation may reasonably require.

        7.     Lock-Up Agreement.

               The Optionee hereby agrees that in connection with the first two public offerings of the Corporation's Common Stock, if requested by the Corporation or the underwriters managing the offering of the Corporation's securities, Optionee will not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of or transfer any securities of the Corporation, directly or indirectly acquired under the Plan or as a result of holding securities under the Plan, except securities included in the registration, if any, without the prior written consent of the Corporation and such underwriter, for that period of time agreed upon by the Corporation and such underwriter, which shall not exceed the 30-day period ending, and the 90-day period beginning, on the first date of the effectiveness of such registration. Any transferee of Common Stock issued upon exercise of this Option who becomes the holder of such stock prior to the effective date of the Corporation's initial public offering shall receive and hold such shares subject to the provisions of this
               Section 7.

        8.     Rights of Optionee.

               The Corporation shall not be required (i) to transfer on its books any securities of the Corporation which shall have been sold or transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such securities or to accord the right to vote as such owner or to pay dividends or interest to any transferee to whom such securities have been so transferred.

        9.     Condition to Issuance of Stock.

               No exercise hereunder by Optionee is effective unless optionee executes and delivers to the Corporation, the documents he or she is required to deliver hereunder.

        10. Investment Representation; This Provision as a Restrictive Legend. Prior to signing this Agreement Optionee has obtained such information concerning the Corporation as Optionee has sought. Optionee understands and acknowledges that the Option and the Common Stock receivable on exercise of the option have not and will not be registered under the Securities Act of 1933 or any state or other securities laws. Optionee understands that Optionee must bear the economic risk of any investment in the securities of the Corporation for an indefinite period of time because the securities have not been so registered and therefore cannot be sold unless they are subsequently registered under applicable law or an exemption from such registration is available. The Corporation may place stop transfer instructions or make notations on its books with respect to the non-transferability of securities acquired by Optionee except upon compliance with applicable securities laws. The foregoing also constitutes a restrictive legend imprinted on this document.

DATE OF GRANT:
               -------------------

                                        COMPATIBLE SYSTEMS CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

Optionee acknowledges receipt of a copy of the Plan with Exhibits, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this option subject to all the terms and provisions thereof. optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

                                        OPTIONEE:

Date:
      -------------------               ----------------------------------------

                                        Name printed:

-----------------------------------
                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Social Security No.:

                                        ----------------------------------------